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                                                                      EXHIBIT 11

                 Statement re computation of per share earnings

BASIC EARNINGS PER SHARE                                      SHARES
------------------------                                      ------
Basic shares outstanding at December 31, 1997                1,942,048

  Net profit after tax           $ 716,155      =      $0.37 per share
  --------------------           ----------
  Basic shares outstanding       1,942,048


DILUTED EARNINGS PER SHARE                                    SHARES
--------------------------                                    ------

Basic shares outstanding at December 31, 1997                 1,942,048
Stock Options-common stock equivalents                           42,810
                                                             -----------
Diluted shares outstanding at December 31, 1997               1,984,858

  Net profit after tax           $716,155     =        $0.36 per share
  --------------------           ----------
  Diluted shares outstanding     1,984,858